UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2024

Lyft, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38846	20-8809830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
185 Berry Street, Suite 400
San Francisco, California 94107
(Address of principal executive offices, including zip code)
(844) 250-2773
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	LYFT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01    Entry into a Material Definitive Agreement.
Purchase Agreement
On February 22, 2024, Lyft, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with BofA Securities, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several initial purchasers (the “Initial Purchasers”), to issue and sell $400 million aggregate principal amount of its 0.625% Convertible Senior Notes due 2029 (the “Base Notes”). In addition, the Company granted the Initial Purchasers a 13-day option to purchase up to an additional $60 million aggregate principal amount of such notes on the same terms and conditions, solely to cover over-allotments (the “Additional Notes” and together with the Base Notes, the “Notes”). On February 23, 2024, the Initial Purchasers exercised their option to purchase the Additional Notes in full.
The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. The shares of the Company’s Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
To the extent that any shares of Class A Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Class A Common Stock.
The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.
The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Convertible Notes and the Indenture
The Company issued the Notes pursuant to an Indenture, dated February 27, 2024 (the “Indenture”), by and between the Company and U.S. Bank Trust Company, National Association, as trustee. The Notes are senior unsecured obligations of the Company. The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable.
The Notes will mature on March 1, 2029, unless earlier redeemed, repurchased or converted. The Notes will bear interest from February 27, 2024 at a rate of 0.625% per year payable semiannually in arrears on March 1 and September 1 of each year, beginning on September 1, 2024. The Notes will be convertible at the option of the noteholders at any time prior to the close of business on the business day immediately preceding December 1, 2028, only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ending on June 30, 2024 (and only during such fiscal quarter), if the last reported sale price of the Company’s Class A Common Stock, for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Class A Common Stock and the conversion rate on each such trading day; (3) if the Company calls such Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after December 1, 2028, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances. Upon conversion, the Company will satisfy its conversion obligation by paying cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of Class A Common Stock or a combination of cash and shares of Class A Common Stock, at the Company’s election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the Notes being converted, in the manner and subject to the terms and conditions provided in the Indenture. The conversion rate for the Notes will initially be 47.4366 shares of Class A Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $21.08 per share of Class A Common Stock. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture.
The Company may not redeem the Notes prior to March 5, 2027. The Company may redeem for cash all or any portion of the Notes, at its option, on or after March 5, 2027, if the last reported sale price of Class A Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period, ending on and including the trading day preceding the date on which the Company provides notice of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.
A copy of the Indenture (including the form of the Note) is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).
The net proceeds from this offering were approximately $448.2 million, after deducting the Initial Purchasers’ discounts and commissions and the Company’s estimated offering expenses related to the offering. The Company used (1) approximately $350 million of the net proceeds of the offering to repurchase approximately $356.8 million in aggregate principal amount of its 1.50% Convertible Senior Notes due 2025 (the “2025 Notes”) in separate and privately negotiated transactions entered into concurrently with the pricing of the offering with certain holders of its 2025 Notes effected through one of the Initial Purchasers of the Notes or its affiliate, acting as the Company’s agent, (2) approximately $47.9 million of the net proceeds of the offering to pay the cost of the capped call transactions described below, and (3) approximately $50 million of the net proceeds of the offering to purchase approximately 3.14 million shares of its Class A Common Stock in privately negotiated transactions entered into concurrently with the pricing of the offering effected through one of the Initial Purchasers of the Notes or its affiliate, acting as the Company’s agent. The Company intends to use the remainder of the net proceeds from the offering for general corporate purposes, which may include repurchases of additional 2025 Notes, working capital, capital expenditures, and potential acquisitions and strategic transactions.

Capped Call Transactions
On February 22, 2024 in connection with the pricing of the Notes, and on February 23, 2024 in connection with the Initial Purchasers’ exercise of the option to purchase Additional Notes, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with certain financial institutions (the “Option Counterparties”). The Capped Call Transactions cover, subject to anti-dilution adjustments, the number of shares of Class A Common Stock underlying the Notes sold in the offering. The Capped Call Transactions are generally expected to reduce potential dilution to the Class A Common Stock upon any conversion of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions will initially be $31.82 per share, and is subject to certain adjustments under the terms of the Capped Call Transactions.
The Capped Call Transactions are separate transactions entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The foregoing description of the Capped Call Transactions is qualified in its entirety by reference to the form of capped call transaction confirmation relating to the Capped Call Transactions attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.02    Unregistered Sale of Equity Securities.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 8.01    Other Events.
On February 23, 2024, the Company issued a press release announcing that it had priced the offering of the Notes. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements regarding the effects of the Capped Call Transactions and expected use of the net proceeds from the offering of the Notes. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected on its business, operations and the trading price of the Notes and the Company’s Class A Common Stock. The forward-looking statements contained in this Current Report on Form 8-K are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 that was filed with the SEC on February 20, 2024. The forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits:

Exhibit No.	Exhibit Description
4.1	Indenture, dated as of February 27, 2024, by and between Lyft, Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of 0.625% Convertible Senior Notes due 2029 (included in Exhibit 4.1).
10.1	Purchase Agreement, dated as of February 22, 2024, by and between Lyft, Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC
10.2	Form of Capped Call Transaction Confirmation
99.1	Press release, dated February 23, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYFT, INC.

Date:	February 28, 2024	/s/ Erin Brewer
Erin Brewer
Chief Financial Officer